MICHAEL KORS HOLDINGS LIMITED

Exhibit 99.1

Michael Kors Holdings Limited Announces Second Quarter Fiscal 2018 Results
Exceeds Second Quarter Guidance; Raises Full Year Outlook
London — November 6, 2017 — Michael Kors Holdings Limited (NYSE:KORS) (the “Company”), a global fashion luxury group, today announced its financial results for the fiscal 2018 second quarter ended September 30, 2017. Earnings per diluted share were $1.32 on a reported basis and $1.33 on an adjusted basis, an increase of 37% versus prior year.
John D. Idol, the Company’s Chairman and Chief Executive Officer, said, “This is a transformative time for Michael Kors Holdings Limited as we established our global fashion luxury group with the recently completed acquisition of Jimmy Choo. We believe that bringing together these two iconic brands further strengthens our growth opportunities, increases our product and geographic diversification, and importantly, creates a platform for future acquisitions. We look forward to capitalizing on the great opportunities that lay ahead for our brands and believe that we are well positioned to drive long term growth as we expand our global fashion luxury group.”
Mr. Idol continued, “Our second quarter results were better than expected, and we are pleased with our continued progress executing on our strategic plan, Runway 2020.  The positive signs that we are seeing in our business illustrate that our efforts across product innovation, brand engagement and our customer experience are beginning to take hold. While we continue to expect fiscal 2018 to be a transition year for the Michael Kors brand, ultimately we believe that these efforts will drive improved financial performance.”

Established a global fashion luxury group bringing together two iconic brands

•	Completed the acquisition of Jimmy Choo

•	Opportunity to grow Jimmy Choo revenue to $1 billion globally

•	Created platform for future acquisitions

Delivered continued progress on Runway 2020 strategic plan

•	Product innovation

◦	Increased new Fall offerings by 40% through the injection of innovative fashion and additional luxury layering into the accessories assortments

◦	Delivered higher average unit retails across multiple categories through innovative fashion and reduced promotional activity

◦	Drove double digit global comparable sales growth in women’s footwear and ready-to-wear categories

•	Brand engagement

◦	Debuted Michael Kors Spring 2018 Collection to highly favorable reviews and significant global press coverage

◦	Named first Michael Kors brand ambassador, actress Yang Mi, one of the most influential trendsetters in China

◦	Grew total social media engagement to more than 38 million followers

•	Customer experience

◦	Drove strong momentum in digital flagships across North America, Europe and Asia

◦	Continued to pilot new retail concept with refined take on glamour in a modern and engaging environment

◦	Enhanced consumer engagement through the Kors Style feature on the Company's digital flagships and in its retail stores

MICHAEL KORS HOLDINGS LIMITED

For the second quarter ended September 30, 2017:

•	Total revenue increased 5.4% to $1.15 billion from $1.09 billion in the second quarter of fiscal 2017. On a constant currency basis, total revenue increased 4.4%.

•
Retail net sales increased 8.0% to $645.0 million driven in large part by 56 net new store openings since the end of the second quarter of fiscal 2017, as well as the increase in ecommerce sales in Europe and Asia. Comparable sales decreased 1.8%. On a constant currency basis, retail net sales increased 7.2%, and comparable sales decreased 2.5%. Wholesale net sales increased 2.5% to $463.6 million and on a constant currency basis, wholesale net sales increased 1.2%. Licensing revenue decreased 2.1% to $38.0 million.

•
Total revenue in the Americas increased 0.9% to $751.9 million on a reported basis and increased 0.6% on a constant currency basis. European revenue increased 9.2% to $270.7 million on a reported basis, and increased 4.6% on a constant currency basis. Revenue in Asia increased 30.4% to $124.0 million on a reported basis, and increased 33.5% on a constant currency basis.

•
Gross profit increased 7.2% to $690.8 million, and as a percentage of total revenue was 60.2%. Foreign currency translation and transaction favorably impacted gross profit margin by approximately 20 basis points. This compares to gross margin of 59.2% in the second quarter of fiscal 2017.

•
Income from operations was $199.1 million, or 17.4% as a percentage of total revenue. This compares to $203.7 million, or 18.7% as a percentage of total revenue, for the second quarter of fiscal 2017. Excluding $38.3 million of transaction costs related to the acquisition of Jimmy Choo and retail store-related restructuring and non-cash impairment charges, income from operations was $237.4 million, or 20.7% as a percentage of total revenue. Income from operations for the same period in fiscal 2017 was $208.6 million or 19.2% as a percentage of total revenue, excluding $4.9 million of retail store-related non-cash impairment charges.

•
Net income attributable to MKHL was $202.9 million, or $1.32 per diluted share, based on a 15.2% tax rate and 154.2 million weighted average diluted shares outstanding. Net income attributable to MKHL for the second quarter of fiscal 2017 was $160.9 million, or $0.95 per diluted share, based on a 20.7% tax rate and 168.8 million weighted average diluted shares outstanding. Excluding $1.6 million, or $0.01 per diluted share, in adjustments, including transaction costs and unrealized gain on derivative contract related to the acquisition of Jimmy Choo and retail store-related restructuring and non-cash impairment charges, net income attributable to MKHL for the second quarter of fiscal 2018 was $204.5 million, or $1.33 per diluted share. This exceeded the Company's prior expectations of $0.80 to $0.84 per diluted share. Net income for the same period in fiscal 2017 was $164.1 million, or $0.97 per diluted share, excluding $3.2 million in retail store-related non-cash impairment charges.

•
At September 30, 2017, the Company operated 843 retail stores, including concessions, compared to 787 retail stores, including concessions, at the end of the same prior-year period. The Company had 142 additional retail stores, including concessions, operated through licensing partners. Including licensed locations, there were 985 Michael Kors stores worldwide at the end of the second quarter of fiscal 2018.

For the six months ended September 30, 2017:

•	Total revenue increased 1.1% to $2.10 billion from $2.08 billion in the same period of fiscal 2017. On a constant currency basis, total revenue increased 1.0%.

•
Retail net sales increased 9.0% to $1.26 billion. Comparable store sales decreased 3.8%. On a constant currency basis, retail net sales grew 9.3%, and comparable sales decreased 3.7%. Wholesale net sales decreased 9.4% to $0.8 billion and on a constant currency basis, wholesale net sales decreased 9.9%. Licensing revenue decreased 3.6% to $66.9 million.

•
Gross profit for the first six months increased 2.4% to $1.27 billion, and as a percentage of total revenue was 60.3%. Foreign currency translation and transaction favorably impacted gross profit margin by approximately 20 basis points. This compares to gross margin as a percentage of revenue of 59.5% in the same period in fiscal 2017.

MICHAEL KORS HOLDINGS LIMITED

•
Income from operations for the first six months of fiscal 2018 was $348.5 million, or 16.6% as a percentage of total revenue. For the same period of fiscal 2017, income from operations was $390.6 million, or 18.8% as a percentage of total revenue. Excluding $39.6 million of transaction costs related to the Jimmy Choo acquisition and retail store-related restructuring and non-cash impairment charges, income from operations was $388.1 million, or 18.5% as a percentage of total revenue for the first six months. Income from operations for the same period in fiscal 2017 was $406.8 million or 19.6% as a percentage of total revenue, excluding $16.2 million of transaction costs related to the Company's acquisition of the Greater China business and retail store-related non-cash impairment charges.

•
Net income attributable to MKHL for the first six months of fiscal 2018 was $328.4 million, or $2.11 per diluted share, based on a 15.7% tax rate and 155.5 million weighted average diluted shares outstanding. Net income attributable to MKHL for the same period in fiscal 2017 was $308.0 million, or $1.78 per diluted share, based on a 20.9% tax rate and 172.7 million weighted average diluted shares outstanding. Excluding $2.7 million, or $0.02 per diluted share, in adjustments, including transaction costs and unrealized gain on derivative contract related to the acquisition of Jimmy Choo and retail store-related restructuring and non-cash impairment charges, net income attributable to MKHL for the first six months of fiscal 2018 was $331.1 million, or $2.13 per diluted share. For the same time period in fiscal 2017, net income was $322.5 million or $1.87 per diluted share, excluding $14.5 million of transaction costs related to the Company's acquisition of the Greater China business and retail store-related non-cash impairment charges.

Balance Sheet
As of September 30, 2017, the Company had no debt recorded on its balance sheet. Currently, the Company has approximately $1.00 billion available for future borrowings under its revolving credit facilities.
Outlook
For the third quarter of fiscal 2018, the Company expects total revenue to be between $1.355 billion and $1.385 billion, including between $105 million and $110 million of incremental Jimmy Choo revenue. Comparable sales for the Michael Kors brand are expected to decline in the high-single digits. The Company expects operating margin to be approximately 17.5%. Diluted earnings per share are expected to be in the range of $1.22 to $1.27, including the anticipated dilution from Jimmy Choo of approximately $0.04. This assumes approximately 155 million weighted average diluted shares outstanding and a tax rate of approximately 17.5%.
For fiscal 2018, the Company expects total revenue to be approximately $4.59 billion, including between $215 million and $225 million of incremental Jimmy Choo revenue. Comparable sales for the Michael Kors brand are expected to decline in the mid-single digits. The Company expects operating margin to be approximately 16.0%. Diluted earnings per share are expected to be in the range of $3.85 to $3.95, including the anticipated dilution from Jimmy Choo of approximately $0.08. This assumes approximately 156 million weighted average diluted shares outstanding and a tax rate of approximately 17.0%.
Conference Call Information
A conference call to discuss second quarter results is scheduled for today, November 6, 2017 at 8:30 am. ET. A live webcast of the conference call will be available on the Company’s investor relations website, www.investors.michaelkors.com. In addition, a replay of the call will be available shortly after the conclusion of the call and remain available until November13, 2017. To access the telephone replay, listeners should dial 1-844-512-2921 or 1-412-317-6671 for international callers. The access code for the replay is 2836304. A replay of the web cast will also be available within two hours of the conclusion of the call and will remain on the website for 90 days.

MICHAEL KORS HOLDINGS LIMITED

Use of Non-GAAP Financial Measures
Constant currency effects are non-GAAP financial measures, which are provided to supplement our reported operating results to facilitate comparisons of our operating results and trends in our business, excluding the effects of foreign currency rate fluctuations. Because we are a global Company, foreign currency exchange rates may have a significant effect on our reported results. We calculate constant currency measures and the related foreign currency impacts by translating the current-year’s reported amounts into comparable amounts using prior year’s foreign exchange rates for each currency. All constant currency performance measures discussed below should be considered a supplement to and not in lieu of our operating performance measures calculated in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).
Additionally, this earnings release includes certain non-GAAP financial measures relating to certain one-time costs associated with the Jimmy Choo acquisition, restructuring and non-cash impairment charges primarily associated with underperforming retail stores and the acquisition of the Greater China licensee. The Company uses non-GAAP financial measures, among other things, to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. The Company believes that excluding non-recurring items helps its management and investors compare operating performance based on its ongoing operations. While the Company considers the non-GAAP measures to be useful supplemental measures in analyzing its results, they are not intended to replace, nor act as a substitute for, any amounts presented in its consolidated financial statements prepared in conformity with U.S. GAAP and may be different from non-GAAP measures reported by other companies.
About Michael Kors Holdings Limited
Michael Kors Holdings Limited is a global fashion luxury group, consisting of iconic brands that are industry leaders in design, style and craftsmanship. Its brands cover the full spectrum of fashion luxury categories including women’s and men’s accessories, footwear and apparel as well as wearable technology, watches, jewelry, eyewear and a full line of fragrance products. The company’s goal is to continue to extend the global reach of its brands while ensuring that they maintain their independence and exclusive DNA. Michael Kors Holdings Limited is publicly listed on the New York Stock Exchange under the ticker KORS.
Forward Looking Statements
This press release contains forward-looking statements. You should not place undue reliance on such statements because they are subject to numerous uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control. Forward-looking statements include information concerning the Company’s possible or assumed future results of operations, including descriptions of its business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “seek,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. The forward-looking statements contained in this press release are based on assumptions that the Company has made in light of management’s experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors that it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual financial results or results of operations and could cause actual results to differ materially from those in these forward-looking statements. These factors are more fully discussed in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended April 1, 2017 (File No. 001-35368), Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 2017 (File No. 001-35368) and other reports filed with the U.S. Securities and Exchange Commission.

CONTACTS:
Michael Kors Holdings Limited
Christina Coronios
(201) 691-6133
InvestorRelations@MichaelKors.com

MICHAEL KORS HOLDINGS LIMITED

ICR, Inc.
Jean Fontana
(203) 682-8200
jean.fontana@icrinc.com
Media:
ICR, Inc.
Alecia Pulman
(646) 277-1231
KorsPR@icrinc.com

MICHAEL KORS HOLDINGS LIMITED

SCHEDULE 1
MICHAEL KORS HOLDINGS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Net sales	$1,108.6	$1,049.4	$2,032.1	$2,006.7
Licensing revenue	38.0	38.8	66.9	69.4
Total revenue	1,146.6	1,088.2	2,099.0	2,076.1
Cost of goods sold	455.8	443.5	833.5	840.1
Gross profit	690.8	644.7	1,265.5	1,236.0
Total operating expenses	491.7	441.0	917.0	845.4
Income from operations	199.1	203.7	348.5	390.6
Other income, net	(0.3)	(0.3)	(0.9)	(0.6)
Interest expense, net	0.8	1.4	1.9	1.7
Foreign currency (gain) loss	(40.5)	—	(41.7)	1.3
Income before provision for income taxes	239.1	202.6	389.2	388.2
Provision for income taxes	36.4	41.9	61.0	81.2
Net income	202.7	160.7	328.2	307.0
Less: Net loss attributable to noncontrolling interest	(0.2)	(0.2)	(0.2)	(1.0)
Net income attributable to MKHL	$202.9	$160.9	$328.4	$308.0
Weighted average ordinary shares outstanding:
Basic	151,781,340	166,695,631	153,134,119	170,427,101
Diluted	154,168,094	168,839,967	155,519,806	172,726,859
Net income per ordinary share:
Basic	$1.34	$0.97	$2.14	$1.81
Diluted	$1.32	$0.95	$2.11	$1.78

MICHAEL KORS HOLDINGS LIMITED

SCHEDULE 2
MICHAEL KORS HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	September 30, 2017	April 1, 2017	October 1, 2016
Assets
Current assets
Cash and cash equivalents	$178.2	$227.7	$186.4
Receivables, net	274.5	265.8	288.0
Inventories	696.5	549.3	695.7
Prepaid expenses and other current assets	181.5	121.9	146.0
Total current assets	1,330.7	1,164.7	1,316.1
Property and equipment, net	562.7	591.5	801.0
Intangible assets, net	405.7	418.1	463.4
Goodwill	119.7	119.7	119.7
Deferred tax assets	69.2	73.3	19.0
Other assets	43.7	42.3	36.1
Total assets	$2,531.7	$2,409.6	$2,755.3
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$174.0	$176.3	$179.7
Accrued payroll and payroll related expenses	51.9	61.1	45.8
Accrued income taxes	60.1	60.3	45.5
Short-term debt	—	133.1	384.4
Accrued expenses and other current liabilities	188.7	135.0	176.9
Total current liabilities	474.7	565.8	832.3
Deferred rent	131.7	137.8	126.2
Deferred tax liabilities	78.7	80.0	88.6
Other long-term liabilities	41.4	31.0	24.9
Total liabilities	726.5	814.6	1,072.0
Commitments and contingencies
Shareholders’ equity
Ordinary shares, no par value; 650,000,000 shares authorized; 210,200,479 shares issued and 152,066,668 outstanding at September 30, 2017; 209,332,493 shares issued and 155,833,304 outstanding at April 1, 2017, and 209,020,770 shares issued and 164,233,915 outstanding at October 1, 2016	—	—	—
Treasury shares, at cost (58,133,811 shares at September 30, 2017; 53,499,189 shares at April 1, 2017; and 44,786,855 shares at October 1, 2016)	(2,815.8)	(2,654.9)	(2,304.8)
Additional paid-in capital	791.9	767.8	749.3
Accumulated other comprehensive loss	(59.6)	(80.6)	(79.8)
Retained earnings	3,888.5	3,560.3	3,315.8
Total shareholders’ equity of MKHL	1,805.0	1,592.6	1,680.5
Noncontrolling interest	0.2	2.4	2.8
Total shareholders’ equity	1,805.2	1,595.0	1,683.3
Total liabilities and shareholders’ equity	$2,531.7	$2,409.6	$2,755.3

MICHAEL KORS HOLDINGS LIMITED

SCHEDULE 3
MICHAEL KORS HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED SEGMENT DATA
($ in millions)
(Unaudited)

		Three Months Ended		Six Months Ended
		September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Revenue by Segment and Region:
Retail net sales:	The Americas	$385.5	$385.6	$777.6	$777.8
	Europe	154.2	131.2	276.3	250.3
	Asia	105.3	80.4	211.0	132.0
Total Retail Net Sales		645.0	597.2	1,264.9	1,160.1
Wholesale net sales:	The Americas	340.4	332.6	567.6	614.7
	Europe	104.5	104.9	169.5	195.7
	Asia	18.7	14.7	30.1	36.2
Total Wholesale Net Sales		463.6	452.2	767.2	846.6
Licensing revenue:	The Americas	26.0	26.9	40.8	43.4
	Europe	12.0	11.9	26.1	26.0
Total Licensing Revenue		38.0	38.8	66.9	69.4
Total Revenue		$1,146.6	$1,088.2	$2,099.0	$2,076.1

Income from Operations:
Retail		$69.0	$69.6	$161.2	$136.2
Wholesale		119.6	122.0	163.1	227.0
Licensing		10.5	12.1	24.2	27.4
Total Income from Operations		$199.1	$203.7	$348.5	$390.6

Operating Margin:
Retail		10.7%	11.7%	12.7%	11.7%
Wholesale		25.8%	27.0%	21.3%	26.8%
Licensing		27.6%	31.2%	36.2%	39.5%
Total Operating Margin		17.4%	18.7%	16.6%	18.8%

				September 30, 2017
Store Count and Square Footage by Region:				Store Count	Square Footage
The Americas (U.S., Canada and Latin America)				398	1,288,471
Europe				201	548,630
Asia				244	482,019
Total				843	2,319,120

MICHAEL KORS HOLDINGS LIMITED

SCHEDULE 4
MICHAEL KORS HOLDINGS LIMITED AND SUBSIDIARIES
CONSTANT CURRENCY DATA
(In millions)
(Unaudited)

	Three Months Ended		% Change
	September 30, 2017	October 1, 2016	As Reported	Constant Currency
Retail net sales	$645.0	$597.2	8.0%	7.2%
Wholesale net sales	463.6	452.2	2.5%	1.2%
Licensing revenue	38.0	38.8	(2.1)%	(2.1)%
Total revenue	$1,146.6	$1,088.2	5.4%	4.4%

	Six Months Ended		% Change
	September 30, 2017	October 1, 2016	As Reported	Constant Currency
Retail net sales	$1,264.9	$1,160.1	9.0%	9.3%
Wholesale net sales	767.2	846.6	(9.4)%	(9.9)%
Licensing revenue	66.9	69.4	(3.6)%	(3.6)%
Total revenue	$2,099.0	$2,076.1	1.1%	1.0%

MICHAEL KORS HOLDINGS LIMITED

SCHEDULE 5
NON-GAAP RECONCILIATIONS OF REPORTED TO ADJUSTED MEASURES,
EXCLUDING LONG-LIVED ASSET IMPAIRMENTS,
RESTRUCTURING AND OTHER CHARGES,
TRANSACTION COSTS AND DERIVATIVE CONTRACT
RELATED TO ACQUISITION OF JIMMY CHOO
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended September 30, 2017
	As Reported	Impairment Charges	Restructuring and Other Charges	Transaction Costs	Acquisition Price Derivative Contract	As Adjusted
Total revenue	$1,146.6	$—	$—	$—	$—	$1,146.6
Operating expenses	$491.7	$(16.3)	$(5.9)	$(16.1)	$—	$453.4
Operating expense as percentage of revenue	42.9%	(1.4)%	(0.6)%	(1.4)%	—%	39.5%
Total income from operations	$199.1	$16.3	$5.9	$16.1	$—	$237.4
Total operating margin	17.4%	1.4%	0.5%	1.4%	—%	20.7%

Retail net sales	$645.0	$—	$—	$—	$—	$645.0
Retail operating income	$69.0	$16.3	$5.9	$8.0	$—	$99.2
Retail operating margin	10.7%	2.5%	0.9%	1.3%	—%	15.4%

Wholesale net sales	$463.6	$—	$—	$—	$—	$463.6
Wholesale operating income	$119.6	$—	$—	$6.9	$—	$126.5
Wholesale operating margin	25.8%	—%	—%	1.5%	—	27.3%

Foreign currency gain	$(40.5)	$—	$—	$—	$36.7	$(3.8)
Net income attributable to MKHL	$202.9	$13.4	$3.7	$14.2	$(29.7)	$204.5
Weighted average diluted ordinary shares outstanding	154,168,094	—	—	—	—	154,168,094
Diluted net income per ordinary share attributable to MKHL	$1.32	$0.09	$0.02	$0.09	$(0.19)	$1.33

	Six Months Ended September 30, 2017
	As Reported	Impairment Charges	Restructuring and Other Charges	Transaction Costs	Acquisition Price Derivative Contract	As Adjusted
Total revenue	$2,099.0	$—	$—	$—	$—	$2,099.0
Operating expenses	$917.0	$(16.3)	$(5.9)	$(17.4)	$—	$877.4
Operating expense as percentage of revenue	43.7%	(0.8)%	(0.3)%	(0.8)%	—%	41.8%
Total income from operations	$348.5	$16.3	$5.9	$17.4	$—	$388.1
Total operating margin	16.6%	0.8%	0.3%	0.8%	—%	18.5%

Retail net sales	$1,264.9	$—	$—	$—	$—	$1,264.9
Retail operating income	$161.2	$16.3	$5.9	$8.6	$—	$192.0
Retail operating margin	12.7%	1.3%	0.5%	0.7%	—%	15.2%

Foreign currency gain	$(41.7)	$—	$—	$—	$36.7	$(5.0)
Net income attributable to MKHL	$328.4	$13.4	$3.7	$15.3	$(29.7)	$331.1
Weighted average diluted ordinary shares outstanding	155,519,806	—	—	—	—	155,519,806
Diluted net income per ordinary share attributable to MKHL	$2.11	$0.09	$0.02	$0.10	$(0.19)	$2.13

MICHAEL KORS HOLDINGS LIMITED

SCHEDULE 6
NON-GAAP RECONCILIATION OF REPORTED NET INCOME
TO ADJUSTED NET INCOME AND NET INCOME PER SHARE, EXCLUDING
LONG-LIVED ASSET IMPAIRMENTS AND TRANSACTION COSTS
RELATED TO ACQUISITION OF THE GREATER CHINA BUSINESS
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended October 1, 2016
	As Reported	Impairment Charges	As Adjusted
Total revenue	$1,088.2	$—	$1,088.2
Operating expenses	$441.0	$(4.9)	$436.1
Operating expense as percentage of revenue	40.5%	(0.4)%	40.1%
Total income from operations	$203.7	$4.9	$208.6
Total operating margin	18.7%	0.5%	19.2%

Retail net sales	$597.2	$—	$597.2
Retail operating income	$69.6	$4.9	$74.5
Retail operating margin	11.7%	0.8%	12.5%

Net income attributable to MKHL	$160.9	$3.2	$164.1
Weighted average diluted ordinary shares outstanding	168,839,967	—	168,839,967
Diluted net income per ordinary share attributable to MKHL	$0.95	$0.02	$0.97

	Six Months Ended October 1, 2016
	As Reported	Impairment Charges	Transaction Costs	As Adjusted
Total revenue	$2,076.1	$—	$—	$2,076.1
Operating expenses	$845.4	$(4.9)	$(11.3)	$829.2
Operating expense as percentage of revenue	40.7%	(0.2)%	(0.6)%	39.9%
Total income from operations	$390.6	$4.9	$11.3	$406.8
Total operating margin	18.8%	0.2%	0.6%	19.6%

Retail net sales	$1,160.1	$—	$—	$1,160.1
Retail operating income	$136.2	$4.9	$11.3	$152.4
Retail operating margin	11.7%	0.4%	1.0%	13.1%

Net income attributable to MKHL	$308.0	$3.2	$11.3	$322.5
Weighted average diluted ordinary shares outstanding	172,726,859	—	—	172,726,859
Diluted net income per ordinary share attributable to MKHL	$1.78	$0.02	$0.07	$1.87